Exhibit 99.1

Dycom Industries Inc. (NYSE:DY) Q2 2019 Earnings Conference Call August 29, 2018 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Timothy R. Estes, Executive Vice President & Chief Operating Officer, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.
Richard B. Vilsoet, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.

OTHER PARTICIPANTS

Alex Rygiel, Analyst, B. Riley FBR, Inc.
Chad Dillard, Analyst, Deutsche Bank Securities, Inc.
Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.
Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.
Brent Edward Thielman, Analyst, D. A. Davidson & Co.
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC
Fran Okoniewski, Analyst, Friess Associates LLC
Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

MANAGEMENT DISCUSSION SECTION

Operator: Ladies and gentlemen, thank you for standing by and welcome to the Dycom Results Conference Call. At this time all the participant lines are in a listen-only mode. There will be an opportunity for your questions and instructions will be given at that time. [Operator Instructions]

As a reminder, today's call is being recorded. I'll turn the call now over to your host, Mr. Steven Nielsen. Please go ahead.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thank you, John. Good morning, everyone. I'd like to thank you for attending this conference call to review our second quarter fiscal 2019 results. Going to slide 3. During this call, we will be referring to a slide presentation which can be found on our website's Investors Center main page. Relevant slides will be identified by number throughout our presentation.

Today we have on the call Tim Estes, our Chief Operating Officer, Drew DeFerrari, our Chief Financial Officer and Rick Vilsoet, our General Counsel. Now I will turn the call over to Rick Vilsoet.

Richard B. Vilsoet, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.

Thank you, Steve. Except for historical information, the statements made by company management during this call may be forward-looking and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements including those related to the company's outlook are based on management's current expectations, estimates and projections and involve known and unknown risks and uncertainties which may cause the company's actual results in future periods to differ materially from forecasted results.

Those risks and uncertainties are more fully described in the company's transition report on Form 10-K for the six months ended January 27, 2018 and other periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update forward-looking statements. Steve.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Thanks, Rick. Now moving to slide 4 and a review of our second quarter results. As you review our results, please note that we have presented in our release and comments, certain revenue amounts excluding revenues from storm restoration services during the quarter and from a business acquired during the April 2018 quarter. Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share, all of which are Non-GAAP financial measures. See slides 13 through 21 for a reconciliation of Non-GAAP measures to GAAP measures.

Revenue was $799.5 million, an increase of 2.5%. Organic revenue, excluding $3.8 million of storm restoration services in the quarter, increased 0.8%. As we deployed 1 gigabit wireline networks, wireless/wireline converged networks and grew core market share, this quarter reflected an increase in demand from two customers offset by moderation from a large customer and revenue declines from certain other customers. Overall results were impacted by large scale deployments that were slower than expected due to customer timing and tactical considerations.

Gross margins were pressured at 19.65% of revenue reflecting the under absorption of labor and field costs and general and administrative expenses were 8.07%. All of these factors produced an Adjusted EBITDA of $97.8 million or 12.2% of revenue and adjusted diluted earnings per share of $1.05 compared to $1.47 in the year ago quarter.

Adjusted Diluted Earnings per Share was at the low end of our previously announced preliminary range due to additional tax expense. Operating cash flow totaled $12.6 million in the quarter. Liquidity was solid as cash and availability under our credit facility was $425.3 million.

Going to slide 5. Today a number of major industry participants are deploying significant wireline networks across broad sections of the country. These networks are generally designed to provision bandwidth enabling 1 gigabit speeds to individual consumers. In addition, emerging wireless technologies are driving significant wireline deployments. These wireline deployments are necessary to facilitate what is expected to be a decades’ long deployment of fully converged wireless/wireline networks that will enable high bandwidth, low latency applications.

The industry effort required to deploy these converged networks continues to meaningfully broaden our set of opportunities. Total industry opportunities in aggregate, are robust. We are providing program management, planning, engineering and design, aerial and underground construction of fulfillment services for 1 gigabit deployments.

These services are being provided across the country in dozens of metropolitan areas to a number of customers. In addition, we have secured a number of converged wireless/wireline multiuse network deployments across the country including several designed to provision 5G services.

Engineering and construction have begun. Construction activity is expected to increase and accelerate through the balance of calendar 2018. Customers are continuing to reveal with specificity new multiyear initiatives that are being planned and managed on a market-by-market basis. Our ability to provide integrated planning, engineering and design, procurement and construction and maintenance services is of particular value to several industry participants.

As with prior initiations of large scale network deployments, we expect some normal timing volatility and customer spending modulations as network deployment strategies and technologies evolve and tactical considerations, primarily permitting, impact timing. We remain confident that our competitively unparalleled scale and market share as well as our financial strength position us well to deliver valuable service to our customers and robust returns to our shareholders.

Now moving to slide 6. We continue to experience the effects of a strong overall industry environment during the quarter and saw increases in demand from two key customers offset by moderation from a large customer and revenue declines from certain other customers. Overall results were impacted by large scale deployments that were slower than expected due to customer timing and tactical considerations, primarily permitting.

Organic revenue, excluding storm restoration services, increased 0.8%. Our top five customers combined produced 77.9% of revenue, increasing 3.3% organically, while all other customers decreased 7.0% organically. Comcast was our largest customer, 21.4% of total revenue, or $171.2 million. Comcast grew 6.7% organically. Revenue from AT&T was $165.2 million, or 20.7% of revenue. AT&T was our second largest customer.

Verizon was Dycom's third largest customer for the quarter at 18.4% of revenue, $147.3 million. Verizon grew 88.1% organically. Revenue from CenturyLink was $107.6 million, or 13.5% of revenue. CenturyLink was our fourth largest customer. And finally, revenue from Charter was $31.1 million, or 3.9% of revenue. Charter was our fifth largest customer.

Despite a quarter slower than our original expectations, we are encouraged with our resumption of organic growth and that we have continued to gain profitable market share, extend our geographic reach and expand our program management and network planning services. In fact, over the last several years, we have meaningfully increased the long-term value of our maintenance and operations business, a trend which we believe will parallel our deployment of 1 gigabit and wireless/wireline converged networks as those deployments dramatically increase the amount of outside planned network that must be extended and maintained.

Going to slide 7. Backlog at the end of the second quarter was $7.881 billion versus $5.877 billion at the end of the April 2018 quarter, an increase of over $2.0 billion. Of this backlog, approximately $2.908 billion is expected to be completed in the next

12 months, reflecting our tempered expectations of near-term revenue trends. The total backlog calculation reflects outstanding performance as we booked new work and renewed existing work. We continue to anticipate substantial future opportunities across a broad array of our customers.

For Comcast, we were awarded a multiyear framework agreement. With Verizon construction and engineering services in various locations. From AT&T, construction services agreements in Michigan, Indiana and Ohio. For Windstream, we were awarded a construction services agreement in Pennsylvania. And finally, we secured rural fiber and other services agreements in Oregon, South Dakota, Indiana, Virginia and South Carolina. Headcount increased during the quarter to 14,768.

Now I'll turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks, Steve, and good morning, everyone. Going to slide 8. Contract revenues for Q2-19 were $799.5 million and organic revenue growth was at 0.8% reflecting increases from two large customers, partially offset by net declines with other customers. Storm restoration services contributed $3.8 million of revenue and a previously acquired business contributed $9.1 million of revenue.

Adjusted EBITDA was $97.8 million, or 12.2% of revenue, and was at the high end of the preliminary range of expected results we provided on August 13th. Gross margins were at 19.6% and declined 256 basis points from the July quarter last year due to the under absorption of labor and field costs on large customer programs.

We expect margins to continue to be impacted in the near-term with the pressure dissipating as we gain greater momentum on these large programs. G&A expense increased 45 basis points compared to the prior July quarter, primarily from the impact of labor costs which are supporting our expanding scale.

Our Non-GAAP Adjusted Diluted EPS in Q2-19 was $1.05 per share and this result included approximately $1 million of higher tax expense compared to our preliminary results due to higher than expected impacts of our fiscal year tax filings.

Now going forward to slide 9. Our balance sheet and financial profile continue to reflect the strength of our business. We ended the quarter with $346 million of term loans outstanding and no revolver borrowings on our senior credit facility. Our liquidity is solid at $425 million at the end of the quarter, consisting of availability from our credit facility and cash on hand. Operating cash flows were at $12.6 million. The combined DSOs of accounts receivable and contract assets, net were 96 days for Q2-19 which is a slight sequential increase from the April quarter.

Capital expenditures were $39.1 million during Q2-19, net of disposal proceeds, and gross CapEx was $46 million. Based on current trend, we anticipate capital expenditures, net of disposal proceeds, to range from $170 million to $180 million for the current fiscal year. This is a $20 million reduction in capital spending compared to the amount previously expected. In summary, we continue to maintain a strong balance sheet and ample liquidity.

Going to our outlook on slides 10 and 11. Our outlook for fiscal 2019 and the October quarter is in line with our press release and slide presentation from August 13th. For the full fiscal year, ending in January 2019, we currently expect revenues which range from $3.01 billion to $3.11 billion, Non-GAAP Adjusted Diluted EPS to range from $2.62 to $3.07 per share, and Adjusted EBITDA margin to range from 10.7% to 11.1% revenue. Other expectations reflected in the annual guidance include depreciation of $155 million to $157 million and amortization of $23 million.

Share-based compensation, included in G&A expense, estimated at $24 million. Adjusted Interest Expense expected at $24 million, excluding $19.1 million of interest for the non-cash debt discount amortization on our notes. Other income, net is expected to range from $14 million to $15 million. The effective tax rate is expected at 27.6% for the full fiscal year.

Now going to slide 11. For the October 2018 quarter, we expect total revenue to range from $785 million to $835 million. Non-GAAP Adjusted Diluted EPS to range from $0.80 to $1.04 per share and Adjusted EBITDA margin to range from 11.6% to 12.2% of revenue.

Other expectations included in the outlook for the October quarter include depreciation of $39.2 million to $40 million, and amortization of $5.8 million. Share-based compensation, included in G&A expense, is estimated at approximately $7.5 million. Adjusted Interest Expense is expected at $6.3 million, excluding $4.8 million of interest for the non-cash debt discount amortization on our notes. Other income, net is expected to range from $2.0 million to $2.6 million. The effective tax rate is expected at 27.6% in Q3-19.

Now I will turn the call back to Steve.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thanks, Drew. Going to slide 12. Within a growing economy we experienced the effects of a strong industry environment and capitalized on our significant strengths. First and foremost, we maintained strong customer relationships throughout our markets. We continued to win and extend contracts at attractive pricing, producing strong bookings.

Secondly, the strength of those relationships and the extensive market presence they have created has allowed us to be at the forefront of evolving industry opportunities. The end market drivers of these opportunities remain firm and are strengthening.

Fiber deployments in contemplation of emerging wireless technologies have begun in many regions of the country. A significant number of project initiations are occurring, including several designed to provision 5G services. Wireless construction activity in support of expanded coverage and capacity is poised to accelerate through the deployment of enhanced macro cells and new small cells.

Telephone companies are deploying fiber to the home to enable video offerings in 1 gigabit high speed connections. This activity has begun to increase.

Cable operators are deploying fiber to small and medium businesses and enterprises. These deployments are often in anticipation of the customer sales process as confidence and the number of existing customers continues to increase. Fiber deep deployments to expand capacity as well as new build opportunities are increasing.

Dramatically increased speeds to consumers are being provisioned. Customers are consolidating supply chains, creating opportunities for market share growth and increasing the long-term value of our maintenance and operations business.

In addition, we are increasingly providing integrated planning, engineering and design, procurement and construction and maintenance services creating more visibility around future revenue streams.

Within this context, we believe we are uniquely positioned, managed and capitalized to meaningfully experience an improving industry environment to the benefit of our shareholders. While we were disappointed with current revenue and margin softness, we remain encouraged that our major customers possess significant financial strength and are committed to multiyear capital spending initiatives and that those multiyear initiatives significantly impacted our backlog this quarter.

We remain confident in our strategies, the prospects for our company, the capabilities of our dedicated employees and the experience of our management team as we grow our business and capitalization.

Now, John, we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator: Certainly. [Operator Instructions] And first from the line of Alex Rygiel with B. Riley FBR. Please go ahead.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Thanks. Good morning, Steve and Drew.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, Alex.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Good morning.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Drew, you mentioned that your CapEx guidance was down a little bit. Could you explain why that is?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Sure, Alex. And then I'll jump in here. So we can adjust our CapEx. We've got a little bit softness - a little less revenue here than we expected for the next quarter or two, and the equipment that we use doesn't have long lead times and so we're able to make a slight adjustment. No impact to the revenue potential in the business.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

And then could you also address some other cost headwinds such as fuel and labor and help us to appreciate those headwinds as it relates to the aggregate kind of weakness in margin and maybe break out those headwinds versus margin erosion from underutilization of labor?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. The fuel impact, Alex, is not significant. Certainly, it costs more this year than it did a year ago but it's not significant. It's really this absorption question as we have a number of programs that are in their early phases, that's really driving the pressure on the margins. As we look at labor, certainly the cost of labor's gone up, but is not beyond our expectations. It's controlled.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Helpful. Thank you. I'll get back in queue.

Operator: Next, we go to Chad Dillard with Deutsche Bank. Please go ahead.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

Hi. Good morning, everyone.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, Chad.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

So in your prepared remarks, you mentioned that you have lowered your revenue expectations and you called out tactical considerations by customers. Can you just unpack that and give a little bit more detail? And then, maybe you can delineate how much of the lower expectations was driven by the tactical considerations versus permitting?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, Chad, I think, to be fair, our comments were tactical considerations, primarily permitting. So the way we're thinking about it and the way we see it in the business, the uncertainty around the permitting, it got better. It didn't get better as quickly as we had originally expected but it continues to get better and that was the primary headwind to our original revenue expectations.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

Got it. And given the larger than normal backlog increase this quarter, I was hoping you'd give a little bit more detail on it. Did the multiyear framework agreement drive a significant part of that growth and also, how should I think about the cadence of phasing as we look towards 2020 and 2021?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So Chad, we have a longstanding policy and we just can't comment about backlog by customer, disaggregate it below the total. We certainly were encouraged. $2 billion of backlog in the quarter was a record. It was attractive. It was - as you could see from the schedule, the durations were measured in multiple years and we think it was a good result, but we've never disaggregated by customer. As you know, we have nondisclosure agreements and those agreements govern what we can and cannot say about individual customers.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

All right. Thank you. I'll jump back in queue.

Operator: Our next question is from Tahira Afzal with KeyBanc. Please go ahead.

Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.

Thanks. Hey, Steve and Drew. I guess first question from me, as you look at the competitive landscape, obviously, with the strength in the secular cycle going forward, everyone should have enough work. But if you were to consider the beginning of this year versus where you are right now and given all the air pockets you're seeing, is it hurting on the margin? Are you still seeing more work than you can sort of manage right now in advance?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Tahira, I'll just go back to, we booked $2 billion of attractive backlog in the last quarter. I don't see that there's - I don't have a different view of the competitive environment today than we did three or six months ago. There's a lot of work going on across a number of customers and there's plenty to do for us and others.

Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.

Got it. Okay. And Steve, I know you guys initiated a buyback which is very encouraging. Can you talk about the cadence of how you look at that, given where your stock is today and given the commentary on the backlog which is obviously much more bullish?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah, Tahira. I don't know that I have anything to add than what we've always said, which is - we always think about capital allocation within the framework. We're going to make sure we have enough capital to grow the business.

If you look at the guidance range we've provided for this October quarter, we've got organic growth in the July quarter was just less than 1%. On the guidance range, we're at kind of mid-single-digit to just into the double digits for the October quarter. And we're getting busier and so we're going to make sure that we always have sufficient capital to support that growth and then we're going to look at, on a relative basis, M&A opportunities, which we did one back in April, versus share repurchases. And I don't know that we have anything to add other than over a long period of time, we've reduced shares outstanding by about 30 something percent using that framework.

Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.

Got it. Thank you very much, Steve.

Operator: Next we'll go to Adam Thalhimer with Thompson Davis. Please go ahead.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Hey. Good morning, guys.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Steve, I'm trying to understand, you talked about in your prepared remarks that construction has begun on some of these larger programs and activity accelerates in the back half of the year. Well when I look at the EBITDA guidance, you're guiding to flat EBITDA in the back half with the first half, even with these larger programs ramping. So my question is, is there something offsetting improvement on the large programs or are you just being conservative with the guide?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I mean, remember, Adam, when you're looking at front half versus back half, right, we have the January quarter now in the - our fourth quarters or the second half, right. So some of it, it's just a framework around seasonality. I think we continue, right, as we get busier, we're getting better absorption. But in a year where obviously there's been some challenges around the exact cadence of how that works its way out of the business, we don't want to get ahead of ourselves.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Okay. And then question on your second largest customer, the revenue was - for the July quarter was about flat year-over-year. And just within your guidance, kind of what would be your expectations for that customer in the back half? About flat?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I mean, Adam, beyond the revenue guidance, as we said in the October quarter, that's kind of mid-single to just into the double digits for organic growth. We're not going to talk about it by individual customer. We can say that that particular customer on their earnings call talked about their number of fiber passings they'd like to get done in the next 12 months. They talked about a wireless program. We're participating in both. We see activity increasing.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

And then lastly, I just wanted to ask about the total backlog, up $2 billion but 12-month backlog flat. Does the 12- month backlog being flat suggest that we don't really get the benefit of the total backlog until the back half of fiscal 2020?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, I think there's a couple things to remember, Adam. So on the master service agreements, and this is a process that we've used consistently for an extended period of time, we take a trailing look to revenue to value the next 12 months and so as we start to see organic growth resuming, we will have some pick-up in backlog just based on the mechanics of the calculation. I think a better way or maybe a different way to think about this is we have lots of backlog that's consistent with the size of the programs that we're participating in and the resiliency and duration of those programs.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Got it. Okay. Thanks.

Operator: Our next question is from Brent Thielman with D.A. Davidson. Please go ahead.

Brent Edward Thielman, Analyst, D. A. Davidson & Co.

Hey. Good morning, Steve, Drew.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning.

Brent Edward Thielman, Analyst, D. A. Davidson & Co.

Steve, just a follow up on the CapEx lower for the quarter and the outlook for the year, obviously a big jump in backlog. But as sales and cash flow pick back up, should we expect to see CapEx move similarly? Or do you feel like you have the equipment in place now ahead of this cycle, it's likely to sustain at lower levels?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Historically, right, we have been pretty disciplined in making sure that we manage the fleet in a way that we maintain its condition. We think that's part of the attractiveness of our business is, the quality assets we have. The business picks up, we'll be happy to spend CapEx. And as I mentioned, it's not a - the lead times on the assets that we acquire are not especially long. And so as the business comes back, we'll pick up the pace to support that growth.

Brent Edward Thielman, Analyst, D. A. Davidson & Co.

Okay. And then, I guess, the growth that you still anticipate coming here in the second half, by quarter, it's little difficult. But curious if there's anything unique to the work versus what might be in the overall backlog, location, types of services, customer, or is it just simply work kind of moved through all the planning, pre-construction stages and you feel more confident moving forward?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, I think it's across the business. I mean we see pick-up in activity. As you can see sequentially, we're looking for at least at the midpoint, some growth in year-over-year. We're looking for organic growth. And so I think it's really across a number of customers.

Brent Edward Thielman, Analyst, D. A. Davidson & Co.

Okay. Thank you.

Operator: Next, we'll go to Noelle Dilts with Stifel. Please go ahead.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Hi. Good morning.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

So, yeah, I just wanted to circle back to the permitting issue and what I want to better understand is why the pace of improvement didn't meet your expectations. Is it that the permitting offices are overwhelmed? Or is there something else going on? I just kind of want to understand what changed from the first quarter report to now.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, I think, Noelle, as we've talked about before, permitting, particularly in the early phases of a program, is uncertain. The uncertainty resolved itself but not quite as much as we would have liked in the quarter. There is lots of activity, large programs impact multiple municipalities and multiple agencies in a geographic area. And it's just that uncertainty, particularly in the early phases, that didn't resolve itself. There are no specific - it'd be hard to come up with anything more detailed when you're dealing with literally hundreds, if not thousands of different agencies across the country.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay. And then when I think about other tactical issues, which I understand are primarily permitting, to me that kind of suggests that there was a change in how, when or - how, where or when a customer is kind of going about their deployment but not necessarily a change in the ultimate goal. Is that a fair way to think about what you're communicating by saying that?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, there clearly is no change in customers' expectations of what has to get built.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Yes.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

It just goes back to that there's lots of agencies and municipalities to work with on these processes. We can always do better. We're doing better today than we were 90 days ago. It's just the pace of uncertainty, the pace at which the uncertainty resolved itself wasn't quite what we had expected at the beginning of last quarter.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay. And in the past, you've discussed that you think mid-teens EBITDA margin is sort of how you think about where we can go in the current cycle. How is that? How are you thinking about that as it stands today?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

We don't have a different view there, Noelle.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay. Thank you.

Operator: Next, we'll go to Jennifer Fritzsche with Wells Fargo. Please go ahead.

Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC

Thank you for taking the question, if I could ask two. Steve, CAF II just completed, raised almost $2 billion. I know CAF I has been a catalyst. Is this something we should look as an opportunity for you? Or are these just too small of RLEC’s to really move the needle here?

And then, secondly, if I may, competition. There's been some chatter that concern that Dycom's losing share. That's not consistent with my check, but just wanted to ask you about the competitive environment and your feeling on that. No particular customer mentioned.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah, I think with respect to CAF, Jennifer, I think we're encouraged by that. I think we've mentioned on prior calls that we've seen a number of opportunities. We talked about in our prepared comments, a number of states where we've seen rural fiber deployments picking up. And so we think that's a good thing. We think we're positioned well as that process gets formalized.

I think on the competition question that we touched on it earlier, Jennifer, there's lots of work to do out there. We had a great quarter for backlog bookings that was attractive. We're not going to comment on individual projects or customers, but in an environment where there's lots of activity, there are big programs across a number of industry participants, it's not surprising that there's some chatter out there.

Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC

But you did mention fairly firm pricing, I forgot the exact word you used but...

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

The bookings we had were attractive.

Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC

Attractive. Okay, great. Thank you.

Operator: And next, we'll go to Fran Okoniewski with Friess Associates. Please go ahead.

Fran Okoniewski, Analyst, Friess Associates LLC

Yeah, good morning. I was kind of trying to dig in a little bit on the permitting, but Noelle hit that. On the inbound backlog growth which has been fantastic, how do we sort of reconcile that to the sort of burn rate, these permitting delays, and things like that? Are your customers getting frustrated with the permitting delays? Maybe it's more on their end or your end or maybe it's the specific geography, but how long would we expect to see award activity this strong when we have these permitting delays every quarter?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Okay, Fran. We'll break that into pieces. So obviously, the tactical considerations that we talked about don't influence the entire book of business. I mean there are certain programs where that's a bigger effort right now. I think everybody, including us, would like for this process to go faster. And it picked up the pace in the last quarter, we expect it to get better this quarter. But beyond that, it's not - it's the shape of how the backlog's coming through the business, it's not as we talked earlier on the call. It's not what has to get done, it's the timing of when it gets done.

Fran Okoniewski, Analyst, Friess Associates LLC

Okay.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

John, next question.

Operator: And we do have a follow up from Alex Rygiel. Please go ahead.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Steve, two questions. Is your customer mix materially different in backlog today versus fiscal 2Q's revenue? And as we move deeper into 5G deployment, two, three, four years down the road, could we see an expansion of your customer base?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So with respect to the 5G question, I don't know particularly. I mean we work for everybody, so there may be opportunities to expand relationships based on 5G. I think probably as likely, if not more likely that the types of services we provide over a number of geographies expands. It's going to be a big roll-out with lots of activity across multiple customers and so I think there creates some real opportunity.

And then with respect to the mix of the backlog, I think that changes every quarter, as you remember, because we book multiyear agreements. Clearly when you book a multiyear agreement, its proportion in the backlog on its renewal or initiation is certainly going to be larger than before it was booked. But that's a normal process where backlog gets built and burned at different rates by different customers just based on the happenstance of when the contracts are originally entered into.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Thank you.

Operator: Our next question is from Alan Mitrani with Sylvan Lake Management. Please go ahead.

Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

Hi. Sorry. Can you talk - can you first actually before we go in - can you break down the revenues by type of revenue?

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah, thanks, Alan. It's Drew.

Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

Sure.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

So, I'll start with just rounding out the top 10 customers. Windstream was number 6 at 3.6% of revenue. Frontier was number 7 at 1.5%. NiSource was number 8 at 1.1%. Dominion Energy was number 9 at 1.0% and Crown Castle was number 10 at 0.9%. For the split, telco was at 65.3%, cable was at 25.6%, facility locating was 6.1%, and electrical and other was at 3.0%.

Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

Great. And can you define for us what is a framework agreement? Can you just put a little more meat on the bones relative to that for Comcast?

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Alan, we'd like to, but per the agreement with the customer, that's all we can say.

Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

Okay. And I mean I guess my question really revolves around that. Comcast framework agreement, can't say anything else. You talk about the opportunities, they're robust, but you don't give us the size or the TAM for that and you talk about maintenance revenue going up, but you don't tell us how much. You say it's meaningful.

Do you mind putting some sort of framework on maintenance revenue or the TAM that you're pursuing over the next couple of years? I see what your backlog's going up. I hear what the other people in the industry are saying. But many other sectors, especially SaaS businesses and others, are happy to give us a framework of how large the opportunity is. I'm still struggling as to why you guys won't.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well let's start with the fact that we've agreed on the customers' request not to. That's important to us. We have 77%, 78% of revenue in the quarter from a number of customers that we have long-term relationships with. Those relationships are built on trust that we'll do what we've agreed to do in the contracts.

So we've talked about organic growth. We've got a long track record of organic growth. We've got backlog build. We've got a number of opportunities. But for us to be in front of our customers in ways that they've asked us not to be is just not something that we're willing to do.

Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

But I'm not asking for individual customer sizes. If you give us the growth of what you think the market could be, that encompasses many customers. I think it's something you guys should look into over the next year or so as this plays out. I think it would be helpful to your shareholders.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, there's lots of industry data, Alan. There's the Deloitte piece that came out last year on the size of the 5G and the fiber deployment opportunity. I think it was $150 billion. There's lots of industry data. But to relate that industry data to us with customers that we have, we're going to be careful about doing that in a way that they've said that we can.

And I mean the business has more than doubled in size in the last five, six years. We've had periods where we had organic growth of $400 million. So we're - in a fiscal year. So clearly, there's lots of growth opportunity. We just had Verizon, on their earnings call disclosed that they were in 50 cities and I'll mention it because nobody asked it.

Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

We all heard it. Don't worry. That's why. One other thing, how was your wireless revenue in the quarter? What percent of revenue and where do you see that growth going in the next few quarters?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

It was up nicely. It was up greater than the overall business, Alan. It was about 8% of total revenue. We continue to see nice opportunities there.

Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

Thank you.

Operator: And we have a follow up from Noelle Dilts. Please go ahead.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Thanks. Alan actually asked my question about wireless revenue. Maybe you could comment on how you're expecting that to - the wireless work you're doing, particularly associated with the large customer deployment, how you're expecting that to trend as we move through the remainder of the fiscal year and into calendar 2019.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

It grew faster than total revenue in the quarter...

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Yep.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

...and we expect that to continue. I mean we see real good opportunities there.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

And I mean, is the timing of that work and how it's trending any different again from where you stood as of last quarter or...

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

We're seeing activity pick up, and as I said, it grew. You can do the math, it grew faster than the overall company did in the last quarter and we expect that to continue.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay.

Operator: And, Mr. Nielson, no further questions in queue.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Okay. Well, we thank everybody for your time and attention, and we'll talk to you on our next results call the week of Thanksgiving. Thank you.

Operator: Ladies and gentlemen, that does conclude your conference for today. Thank you for your participation. You may now disconnect.